UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 26, 2023

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	NVOS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2023 (the “Issue Date”), Novo Integrated Sciences, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”), dated as of April 26, 2023, with RC Consulting Group LLC in favor of SCP Tourbillion Monaco or registered assigns (the “Holder”), pursuant to which the Company issued an unsecured 15-year promissory note to the Holder (the “Note”) with a maturity date of April 26, 2038, in the principal sum of $70,000,000, which amount represents the $57,000,000 purchase price plus a yield (non-compounding) of 1.52% (zero coupon) per annum from the Issue Date until the same becomes due and payable as provided in the Note. The Note may be prepaid as set forth in the Note and ranks pari passu with all unsecured indebtedness of the Company.

Pursuant to the terms of the Note, at the Holder’s option, the sale, conveyance or disposition of all or substantially all of the Company’s assets, or the consolidation, merger or other business combination of the Company with or into any other person(s) when the Company is not the survivor will either: (i) be deemed to be an Event of Default (as defined in the Note) pursuant to which the Company will be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as hereinafter defined), or (ii) be treated pursuant to Section 1.6(b) of the Note.

The Note contains customary covenants for a transaction of this type. Among other things, so long as the Note is outstanding, the Company will not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act of 1933, as amended (a “3(a)(10) Transaction”). In the event that the Company does enter into, or makes any issuance of common stock related to a 3(a)(10) Transaction while the Note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of the Note, but not less than $1,000,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of a cash payment or added to the balance of the Note (under the Holder’s and the Company’s expectation that this amount will tack back to the Issue Date).

The Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the SPA or the Note.

Upon the occurrence of any Event of Default (as defined in the Note), the Note will become immediately due and payable, and the Company will pay to the Holder, in full satisfaction of its obligations thereunder, an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 125% (collectively, the “Default Amount”), as well as all costs, including, without limitation, legal fees and expenses, of collection, all without demand, presentment or notice.

The SPA contains customary covenants, representations and warranties for a transaction of this type.

The description of the SPA and the Note does not purport to be complete and is qualified in its entirety by reference to the SPA and the Note, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Note is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 27, 2023, the Company issued a press release regarding issuance of the Note. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of April 26, 2023, by and between the registrant and RC Consulting Group LLC in favor of SCP Tourbillion Monaco.
10.2	Promissory Note, dated as of April 26, 2023, issued by the registrant to RC Consulting Group LLC in favor of SCP Tourbillion Monaco.
99.1	Press release issued by the registrant on April 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: April 27, 2023	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer